                                                                   Exhibit 10.16


                         THE ALLIED CAPITAL CORPORATION
                    NON-QUALIFIED DEFERRED COMPENSATION PLAN


                      Amended and Restated January 30, 2004

                         THE ALLIED CAPITAL CORPORATION
                    NON-QUALIFIED DEFERRED COMPENSATION PLAN

                                Table of Contents

                                                                                                  Page

         PREAMBLE          .........................................................................1

ARTICLE I - GENERAL

         Section 1.1       Effective Date...........................................................2
         Section 1.2       Purpose..................................................................2
         Section 1.3       Intent...................................................................2

ARTICLE II - DEFINITIONS AND USAGE
         Section 2.1       Definitions..............................................................3
         Section 2.2       Usage....................................................................5

ARTICLE III - ELIGIBILITY AND PARTICIPATION
         Section 3.1       Eligibility..............................................................6
         Section 3.2       Participation............................................................6

ARTICLE IV - PLAN BENEFIT
         Section 4.1       Plan Benefit.............................................................7
         Section 4.2       Accounts.................................................................7
         Section 4.3       Multiple Accounts........................................................7
         Section 4.4       Deferral Elections.......................................................7
         Section 4.5       Employer Contributions...................................................8
         Section 4.6       Investment Procedure.....................................................8
         Section 4.7       Valuation of Accounts....................................................8
         Section 4.8       Deferral Agreement.......................................................8

ARTICLE V - VESTING AND DISTRIBUTION
         Section 5.1       Vesting.................................................................10
         Section 5.2       Distributable Events....................................................10
         Section 5.3       Amount of Plan Benefits.................................................10
         Section 5.4       Plan Benefit Payment Options............................................10
         Section 5.5       Payment of Plan Benefits................................................11
         Section 5.6       Form of Benefit Payments................................................11
         Section 5.7       Plan Benefit Payment Election Procedures................................11
         Section 5.8       Form of Benefit Payments Upon Death.....................................11
         Section 5.9       Designation of Beneficiary..............................................11
         Section 5.10      Hardship Distributions..................................................11

                         THE ALLIED CAPITAL CORPORATION
                    NON-QUALIFIED DEFERRED COMPENSATION PLAN

                          Table of Contents (continued)

                                                                                                  Page
ARTICLE VI - ADMINISTRATION
         Section 6.1       General.................................................................13
         Section 6.2       Administrative Rules....................................................13
         Section 6.3       Duties..................................................................13
         Section 6.4       Fees....................................................................14

ARTICLE VII - CLAIMS PROCEDURE
         Section 7.1       General.................................................................15
         Section 7.2       Denials.................................................................15
         Section 7.3       Notice..................................................................15
         Section 7.4       Appeals Procedure.......................................................15
         Section 7.5       Review..................................................................15

ARTICLE VIII - CHANGE IN CONTROL
         Section 8.1       In General..............................................................16
         Section 8.2       Definition of "Change in Control".......................................16

ARTICLE IX - TRUST
         Section 9.1       Trust...................................................................17
         Section 9.2       Contributions and Expenses..............................................17
         Section 9.3       Trustee Duties..........................................................17
         Section 9.4       Reversion to the Employer...............................................17

ARTICLE X - MISCELLANEOUS PROVISIONS
         Section 10.1      Modification, Amendment Discontinuance, and Termination.................18
         Section 10.2      No Assignment...........................................................18
         Section 10.3      Successors and Assigns..................................................18
         Section 10.4      Governing Law...........................................................18
         Section 10.5      No Guarantee of Employment..............................................18
         Section 10.6      Severability............................................................18
         Section 10.7      Notification of Addresses...............................................18
         Section 10.8      Bonding.................................................................19

APPENDIX A
         Companies that have adopted the Plan......................................................20

                         THE ALLIED CAPITAL CORPORATION
                    NON-QUALIFIED DEFERRED COMPENSATION PLAN


                                    PREAMBLE


WHEREAS, the Employer recognizes the unique qualifications of its Executives, employees, Directors and Consultants and the valuable services that they have provided to or for the Employer; and

WHEREAS, the Employer desires to provide retirement benefits to its Executives and employees based upon compensation earned by them in excess of the compensation limit imposed on qualified retirement plans by section 401(a)(17) of the Internal Revenue Code but without regard to the limitation on benefits or contributions under section 415 of the Internal Revenue Code; and

WHEREAS, the Employer also desires to allow its Executives, Directors and Consultants to defer compensation that would otherwise be paid to them for purposes of saving for retirement; and

WHEREAS, the Employer has previously adopted the amended and restated Non-Qualified Deferred Compensation Agreement of Allied Capital Corporation; and

WHEREAS, the Employer desires to further amend and restate the Plan;

NOW, THEREFORE, in consideration of the premises and of the provisions hereinafter set forth, the Allied Capital Corporation Non-Qualified Deferred Compensation Plan (the "Plan") shall be and hereby is restated as follows:

                                    ARTICLE I
                                     GENERAL


SECTION 1.1 Effective Date. The provisions of this Plan, as amended and restated, shall be effective as of January 30, 2004. The rights, if any, of any person whose status as an employee, Executive, Director or Consultant of the Employer has terminated shall be determined pursuant to the Plan as in effect on the date such employee, Executive, Director or Consultant terminated, unless a subsequently adopted provision of the Plan is made specifically applicable to such person.

SECTION 1.2 Purpose. The purpose of the Plan is to provide retirement income to Executives and employees based upon their compensation from the Company in excess of the amount of compensation that may be taken into account by a qualified retirement plan described in section 401(a) of the Code but without regard to the limitation on benefits or contributions under section 415 of the Code.

The Plan shall also provide Executives, Directors and certain Consultants with the opportunity to defer receipt of amounts otherwise payable by the Company.

SECTION 1.3 Intent. The Plan is intended to be an unfunded plan for the purpose of providing deferred compensation to a select group of management or highly compensated employees as such group is described under Sections 201(2), 301(a)(3), and 401(a)(1) of ERISA, and a select group of consultants. The Plan is not intended to be a plan described in Section 401(a) of the Code. The obligation of the Company to make payments under this Plan constitutes nothing more than an unsecured promise of the Company to make such payments, and any property of the Company that may be set aside for the payment of benefits under the Plan shall, in the event of the Company's bankruptcy or insolvency, remain subject to the claims of the Company's general creditors until such benefits are distributed in accordance with Article V herein.

                                   ARTICLE II
                              DEFINITIONS AND USAGE


SECTION 2.1 Definitions. Wherever used in the Plan, the following words and phrases shall have the meaning set forth below unless the context plainly requires a different meaning:

         "Account" means the account established on behalf of each Participant as described in Section 4.2 of the Plan.

         "Administrator" means the Compensation Committee of the Board, or such other person or persons as designated by the Board.

         "Beneficiary" means those persons designated as a Beneficiary by the Participant.

         "Board" means the Board of Directors of Allied Capital Corporation.

         "Bonus" means any amount paid to an Executive which is designated by the Employer as an annual bonus, a signing bonus, or any amount paid to a Consultant or Director.

         "Bonus Deferral Election" means an election made pursuant to Section 4.4(b) of the Plan.

         "Change in Control" of the Company shall be defined in accordance with
         Section 8.2 of the Plan.

         "Code" means the Internal Revenue Code of 1986, as amended from time to time.

         "Company" means Allied Capital Corporation, AC Corporation, and any named subsidiaries or related parties adopting the Plan as listed in Appendix A hereto or any successor thereto.

         "Compensation" means "Compensation" as defined under the Retirement Plan. However, for purposes of this Plan, "Compensation" shall not include Bonuses and shall be determined without regard to the limitations imposed by Code Section 401(a)(17).

         "Compensation Committee" means the Compensation Committee of the Board of Directors of Allied Capital Corporation.

         "Compensation Deferral Election" means an election made pursuant to
         Section 4.4(a) of the Plan.

         "Consultant" means any individual providing services for the Employer in a capacity other than as a common law employee of the Employer.

         "Deferral Agreement" means an agreement entered into between an Executive, a Director or a Consultant and the Employer for the Purposes set forth in Articles IV and V.

         "Director" means any member of the Board of Directors of Allied Capital Corporation who is not also an Executive.

         "Disability" means the Participant's inability to perform his/her duties for a period of more than twenty-six (26) weeks, whether consecutive or not, in any 12- month period. Such disability shall be deemed to be the Participant's termination of service with the Employer.

         "Employer" means Allied Capital Corporation, AC Corporation, and any named subsidiaries or related parties adopting the Plan as listed in any Appendix A hereto or any successor hereto.

         "Executive" means any common law employee of the Employer having attained the status of an officer of at least the Senior Vice President level in the Company and any employee of the Employer with an Account balance as of January 30, 2004, the effective date of the amendment and restatement of this Plan.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time.

         "Excess Recognized Compensation" means the excess, if any, of an employee's or Executive's recognized Compensation and Bonus for the Plan Year over the $205,000 limit (as adjusted from time to time for cost of living increases) of Section 401(a)(17) of the Code but without any reduction to reflect amounts deferred to this plan.

         "Participant" means an eligible Consultant of the Employer, an eligible Executive, an employee who has Excess Recognized Compensation in any Plan Year, all of whom have been designated by the Compensation Committee for participation in the Plan, a Director, or a person who was such a Participant at the time of termination of employment, death, or upon a Change in Control, or a Beneficiary who is presently entitled to benefits under the Plan in accordance with its terms.

         "Plan" means this Allied Capital Corporation Non-Qualified Deferred Compensation Plan, as amended from time to time.

         "Plan Benefit" means the benefit of a Participant as determined under
         Article IV of the Plan.

         "Plan Year" means the calendar year.

         "Retirement Plan" means the Allied Capital 401(k) Plan.

         "Termination of Employment" means separation from service with the Employer as a result of resignation, involuntary discharge, Disability, or death.

          "Trust" means a trust which may be established by the Employer in accordance with Article IX to provide the benefits described in this Plan.

         "Trustee" means the corporation or individual(s) selected by the Employer to serve as trustee for the Trust.

SECTION 2.2 Usage. Except where otherwise indicated by the context, any masculine terminology used herein shall also include the feminine and vice versa, and the definition of any term herein in the singular shall also include the plural and vice versa.

                                   ARTICLE III
                          ELIGIBILITY AND PARTICIPATION


SECTION 3.1 Eligibility. For purposes of making a deferral election pursuant to
Section 4.4, any Executive, Director or Consultant of the Employer shall be eligible to participate in the Plan at such time and for such period as designated by the Compensation Committee.

For purposes of receiving an Employer contribution pursuant to Section 4.5, any Executive or employee with Excess Recognized Compensation is eligible to participate in the Plan at such time and for such period as designated by the Compensation Committee.

Notwithstanding the above, all Participants must be members of a select group of management or highly compensated employees as such group is described under sections 201(2), 301(a)(3), and 401(a)(1) of ERISA, as interpreted by the Department of Labor.

SECTION 3.2 Participation. An employee, Executive, Director or Consultant who is eligible to participate in the Plan pursuant to Section 3.1 shall become a Participant at such time and for the period so designated by the Compensation Committee. The participation of any Participant may be suspended or terminated by the Compensation Committee, at any time. An employee, Executive, Director or Consultant shall cease to be a Participant when he terminates employment with the Company or ceases to provide services for the Company and the balance in his Account is distributed to him or on his behalf.

If, at any time, an Executive or an employee is determined or reasonably believed, based on a judicial or administrative determination or opinion of counsel, not to qualify as "management" or a "highly compensated employee" under ERISA Sections 201(2), 301(a)(3), and 401(a)(1), the Executive or employee shall cease participation in the Plan as of the date of that determination and the Plan Benefit to which he is entitled will be distributed to him as soon as administratively possible in a single lump-sum payment, notwithstanding any other provision of the Plan.

                                   ARTICLE IV
                                  PLAN BENEFIT


SECTION 4.1 Plan Benefit. A Participant's Plan Benefit shall be equal to the total amount credited to the Participant's Account under this Article IV. Such Plan Benefit shall become nonforfeitable and payable to the Participant as provided under Article V.

SECTION 4.2 Accounts. For each Participant, the Administrator shall direct the Trustee to establish and maintain a Participant Account. All amounts which are credited to the Account shall be credited solely for purposes of accounting and computation, and shall remain assets of the Employer subject to the claims of the Employer's general creditors. A Participant's Account shall be reduced by an amount equal to any Plan Benefit previously distributed to him pursuant to
Article V. A Participant's Account shall include amounts credited under this or any prior Plan by the Company.

SECTION 4.3 Multiple Accounts. At the discretion of the Administrator, a Participant may have more than one account, as in the case of a former Executive who may again have become a Participant as a result of serving in the capacity of a Consultant. Contributions to each such Account shall be determined by deferral elections made under separate Deferral Agreements, as described in
Section 4.8 of the Plan. The determination as to the period for the commencement of the distribution of Plan Benefits under Article V of the Plan shall be made separately with respect to each such Account.

SECTION 4.4 Deferral Elections. For each Plan Year, each eligible Executive, Director or Consultant may make the following deferral elections:

     (a) Compensation Deferral Election. Prior to the beginning of the Plan Year, or prior to the date of entry as a Participant under the Plan, an eligible Executive may authorize the Employer to reduce his or her Compensation by any specific amount or percentage as specified in a Deferral Agreement in effect for each Plan Year (in lieu of receiving cash Compensation), and to have such amount credited to the Executive's Account under this Article IV. The Deferral Agreement shall be effective only with respect to Compensation earned after the agreement becomes effective. No more than one Compensation Deferral Election may be made during each Plan Year. However, an Executive may terminate the election at any time with respect to Compensation not yet earned.

     (b) Bonus Deferral Election. An eligible Executive, Director or
         Consultant may authorize the Employer to reduce his or her Bonus (excluding any signing bonus) by any specific amount or percentage as specified in a Deferral Agreement in effect for each Plan Year (in lieu of receiving a cash Bonus), and to have such amount credited to the Participant's Account under this Article IV.

SECTION 4.5 Employer Contributions. The Employer, in its discretion, from time to time, shall contribute to the Account of each Executive or employee with Excess Recognized Compensation that portion of the contribution attributable to his or her Excess Recognized Compensation that would have been made to the Retirement Plan but for the application of Code Section 401(a)(17). The Employer may also contribute such sums to the Plan from time to time as it deems appropriate.

SECTION 4.6 Investment Procedure. The Employer and each Participant may, at the discretion of the Employer, execute an agreement which reflects the deemed investment of the portion of the Participant's Account which shall be applied to the payment of the Participant's Plan Benefit under the Plan. The Administrator shall retain overriding discretion over the selection of investment vehicles and the Administrator may change, alter or modify its investment policy as it deems appropriate, from time to time, to maximize benefits under the Plan. Any such change, alteration or modification shall be communicated to the Participants under procedures adopted by the Administrator.

SECTION 4.7 Valuation of Accounts. The value of a Participant's Account shall be determined from time to time by the Trustee in the following manner.

     (a) During any period of time in which a Participant's Account is deemed invested in whole or in part pursuant to the agreement with the Participant (in the manner described in Section 4.6), the income and expenses, gains and losses, both realized and unrealized, from such deemed investments shall be determined by the Trustee. The amount so determined shall be credited to the Account of the Participant proportionately in accordance with procedures established by the Administrator.

     (b) All benefits and deferrals on behalf of a Participant shall be credited to the Account of the Participant in accordance with this
         Article IV.

     (c) Each Participant's Account shall be valued as of the last day of each Plan Year or more frequently as determined by the Administrator.

     (d) All credits to a Participant's Account under this Section 4.7 shall be deemed to have been made on the applicable valuation date in the order of priority set forth in this Section 4.7, even though actually determined at a later date.

     (e) Each Participant's Account shall include amounts previously credited under the Plan prior to the effective date of this amendment and restatement.

SECTION 4.8 Deferral Agreement. To be eligible to make a Deferral Election under the terms of this Plan, an Executive, a Director or a Consultant, with the consent of the

Company, shall enter into a Deferral Agreement effective for the stated Plan Year, setting forth the amount or percentage of eligible Compensation, Bonuses or other amounts to be deferred.

     (a) Compensation Deferrals. A Participant eligible to make deferrals, with the consent of the Company, may modify a previous election to defer Compensation by terminating such election or by reducing the amount or percentage deferred with respect to Compensation not yet Earned. "Earned" means that a Participant has performed the services necessary to receive payment and such payment is immediately due.

     (b) Modification Procedure. The Deferral Agreement in effect for a Plan Year shall be modified only upon a valid written agreement entered into with the consent of both the Company and the Participant pursuant to established Plan procedures.

     (c) Modification of Form and Timing of Benefit. The Deferral Agreement may, if consented to by the Company, be modified once with respect to the form and/or the timing of the distribution of the Plan Benefit; provided however, that such modification shall not be effective for a period of three years after such modification is executed. Once modified, the election shall become irrevocable.

                                    ARTICLE V
                            VESTING AND DISTRIBUTION


SECTION 5.1 Vesting. Amounts credited or paid to the Plan shall at all times be 100% vested and non-forfeitable.

SECTION 5.2 Distributable Events. Except as otherwise provided in this Plan, a Participant's Plan Benefit shall become distributable upon the occurrence of one of the following events:

         1. Termination of Employment
         2. Change in Control (as defined in Section 8.2)
         3. Future determined date (at least 2 years from the signing date of the Deferral Agreement)
         4. Termination of the Plan
         5. Hardship distribution as defined in Section 5.10.

SECTION 5.3 Amount of Plan Benefits. A Participant's Plan Benefit shall equal the total amount credited to the Participant's Account in accordance with
Article IV.

SECTION 5.4 Plan Benefit Payment Options. Subject to the provisions of Section 5.7, a Participant may elect one of the following Plan Benefit payment options:

     (a) Lump-sum - A Participant may elect to receive his Plan Benefit in a single lump-sum distribution. This lump-sum payment shall be the Plan's default option, i.e., if no signed election form is on file.

     (b) Installments - Alternatively, a Participant may elect to receive his Plan Benefit in equal annual installments over a period of not less than three years and not greater than ten years.

     (c) If the distributable event is a Change in Control, the Participant shall be paid the entire amount of his Plan Benefit in a single lump sum distribution. In addition, notwithstanding the provisions of
         Section 5.4(b), any outstanding benefits payable as of the date of the Change in Control as a result of any other prior distributable event as described in Section 5.2 shall be paid immediately to the Participant or his Beneficiary, as applicable, in a single lump sum distribution.

     (d) Plan Benefit Account Balances of $50,000 or less: If a
         Participant's Plan Benefit account balance is $50,000 or less at the time of a distributable event, he or she must receive the Plan Benefit in a lump sum payment.

SECTION 5.5 Payment of Plan Benefits. Upon the occurrence of one of the distributable events described in Section 5.2, a Participant will receive a distribution of his/her Plan Benefit in accordance with Section 5.4 commencing no later than six months from the most recent valuation date after the distributable event. In the event of a hardship distribution on account of an immediate and heavy financial need, as defined in Section 5.10, the payment of Plan Benefits shall commence as soon as administratively feasible from the date the Administrator makes a reasonable determination that a Participant is entitled to a distribution on account of an immediate and heavy financial need under the Plan. In the event of a distribution on account of a Change in Control, the Participant shall be paid the entire amount of his Plan Benefit in a single lump sum within ninety (90) days following the Change in Control.

SECTION 5.6 Form of Benefit Payments. Plan Benefits will be paid in the form of cash; provided, however, that the Trustee shall be authorized to make provision for the reporting and withholding of any federal, state or local taxes that may be required to be withheld and paid by the Company.

SECTION 5.7 Plan Benefit Payment Election Procedures. For purposes of making the elections provided in Section 5.2 and 5.4, each Participant shall be provided with an election form prepared by the Administrator. If an election form is not properly executed as provided herein, the Participant will be deemed to have elected to receive his or her Plan Benefits in a lump sum upon Termination of Employment.

SECTION 5.8 Form of Benefit Payments Upon Death. Upon the death of a Participant who has not yet begun to receive benefits under this Plan, the Participant's Beneficiary or Beneficiaries may elect to receive the Plan Benefit in accordance with Section 5.4. Upon the death of a Participant who has already begun to receive his Plan Benefit under this Plan in the form of installments, the Participant's Beneficiaries will receive the remaining Plan Benefits in equal annual installments in the same manner elected by the Participant.

SECTION 5.9 Designation of Beneficiary. A Participant may, on such form as may be provided by the Administrator, designate one or more primary and contingent Beneficiaries to receive the Plan Benefit which may be payable hereunder following the Participant's death, and may designate the proportions in which such Beneficiaries are to receive such payments. A Participant may change such designations from time to time, and the last written designation filed with the Administrator prior to the Participant's death shall control. If a Participant fails to specifically designate a Beneficiary or, if no designated Beneficiary survives the Participant, payment shall be made to the Participant's estate in a single lump-sum, notwithstanding any other provision of this Plan.

SECTION 5.10 Hardship Distributions. A distribution in an amount no greater than a Participant's Account balance may be made to, and at the election of, a Participant in the event of an immediate and heavy financial need. An immediate and heavy financial need is defined as one or more of the following: (1) expenses for medical care described in

Code Section 213(d) incurred by the Participant, by the Participant's spouse, or by any of the Participant's dependents, or expenses incurred necessary to obtain such medical care; (2) costs directly related to the purchase (excluding mortgage payments) of a principal residence of the Participant; (3) payment of post-secondary education tuition and related educational fees (including room and board), for the next 12-month period, for the Participant, for the Participant's spouse, or for any of the Participant's dependents (as defined in Code Section 152); (4) payments necessary to prevent the eviction of the Participant from his/her principal residence or the foreclosure on the mortgage of the Participant's principal residence; or (5) any need the Internal Revenue Service prescribes in a revenue ruling, notice or other document of general applicability which satisfies the safe harbor definition of hardship under Treasury Regulations Section 1.401(k)-1(d)(2)(iv)(A). The determination as to what constitutes an immediate and heavy financial need shall be made by the Compensation Committee.

The following restrictions apply to a Participant who receives a hardship distribution: (a) the Participant may not make deferrals to the Plan for the 12-month period following the date of his/her distribution; (b) the distribution may not exceed the amount of the Participant's immediate and heavy financial need (including any amounts necessary to pay any federal, state or local income taxes or penalties reasonably anticipated to result from the distribution); and
(c) the Participant must have obtained all distributions, other than hardship distributions, and all nontaxable loans (determined at the time of the loan) currently available under all qualified plans maintained by the Employer. A hardship distribution on account of an immediate and heavy financial need shall be made from this Plan prior to any hardship withdrawal made from the Retirement Plan.

                                   ARTICLE VI
                                 ADMINISTRATION


SECTION 6.1 General. Except as otherwise specifically provided in the Plan, the Administrator shall be responsible for administration of the Plan. The Administrator shall be the "named fiduciary" within the meaning of Section 402(c)(2) of ERISA. The Administrator, in the exercise of its discretion, may delegate to any employee or employees of the Company the authority to act as the Administrator's agent with respect to any matter within the control of the Administrator, provided that such delegation of authority shall be subject to revocation by the Administrator. Any act that the Administrator is required or authorized to perform under the terms of this Plan, including any communication to be made or received by the Administrator, may be performed by an agent of the Administrator, provided such person is acting within the scope of that person's delegation of authority from the Administrator.

SECTION 6.2 Administrative Rules. The Administrator may adopt such rules of procedure as it deems desirable for the conduct of its affairs, except to the extent that such rules conflict with the provisions of the Plan.

SECTION 6.3 Duties. The Administrator shall have the following rights, powers and duties:

     (a) The decision of the Administrator in matters within its jurisdiction shall be final, binding and conclusive upon the Employer and upon any other person affected by such decision, subject to the claims procedure hereinafter set forth,

     (b) The Administrator shall have the duty and authority to interpret and construe the provisions of the Plan, to decide any question which may arise regarding the rights of Participants and Beneficiaries and the amount of their respective interests, to adopt such rules and to exercise such powers as the Administrator may deem necessary for the administration of the Plan, and to exercise any other rights, powers or privileges granted to the Administrator by the terms of the Plan.

     (c) The Administrator shall maintain full and complete records of its decisions. Its records shall contain all relevant data pertaining to the Participant and his rights and duties under the Plan. The Administrator shall have the duty to maintain Account records of all Participants. The Administrator shall also have the duty to report pertinent information regarding Participant Accounts to Participants at least annually.

     (d) The Administrator shall cause the principal provisions of the Plan to be communicated to the Participants, and a copy of the Plan and other documents shall be available at the principal office of the Employer for inspection by the Participants at reasonable times determined by the Administrator.

     (e) The Administrator shall periodically report to the Board with respect to the status of the Plan.

SECTION 6.4 Fees. No fee or compensation shall be paid to any person for services as the Administrator.

                                   ARTICLE VII
                                CLAIMS PROCEDURE


SECTION 7.1 General. Any claim for Plan Benefits under the Plan shall be filed by the claimant on the form prescribed for such purpose with the Administrator.

SECTION 7.2 Denials. If a claim for Plan Benefits under the Plan is wholly or partially denied, notice of the decision shall be furnished to the claimant by the Administrator within sixty days after receipt of the claim by the Administrator, unless special circumstances require an extension of time of sixty days (for a total of 120 days).

SECTION 7.3 Notice. Any claimant who is denied a claim for Plan Benefits shall be furnished written notice setting forth:

     (a) the specific reason or reasons for the denial;

     (b) specific reference to the pertinent provision of the Plan upon which the denial is based;

     (c) a description of any additional material or information necessary for the claimant to perfect the claim; and

     (d) an explanation of the claim review procedure under Section 7.5.

SECTION 7.4 Appeals Procedure. In order that a claimant may appeal a denial of a claim, the claimant or the claimant's duly authorized representative may:

     (a) request a review by written application to the Administrator, or its designate, no later than sixty days after receipt by the claimant of written notification of denial of a claim;

     (b) review pertinent documents; and

     (c) submit issues and comments in writing.

SECTION 7.5 Review. A decision on review of a denied claim shall be made by the Administrator not later than sixty days after receipt of a request for review, unless special circumstances require an extension of time for processing, in which case a decision shall be rendered within a reasonable period of time, but not later than 120 days after receipt of a request for review. The decision on review shall be in writing and shall include the specific reason(s) for the decision and the specific reference(s) to the pertinent provisions of the Plan on which the decision is based.

                                  ARTICLE VIII
                                CHANGE IN CONTROL

SECTION 8.1. In General. In the event of a "Change in Control" as defined in
Section 8.2 of the Plan, all amounts in all Participant Accounts will be distributed to the Participants in Accordance with Article V.

SECTION 8.2. Definition of "Change in Control". For purposes of Section 8.1 of the Plan, a "Change in Control" means (i) the sale or other disposition of all or substantially all of the Company's assets; or (ii) the acquisition, whether directly, indirectly, beneficially (within the meaning of Rule 13d-3 of the 1934
Act), or of record, as a result of a merger, consolidation or otherwise, of securities of the Company representing 15 percent (15%) or more of the aggregate voting power of the Company's then outstanding common stock by any person (within the meaning of Section 13(d) and 14(d) of the 1934 Act), including, but not limited to, any corporation or group of persons acting in concert, other than (A) the Company or its subsidiaries and/or (B) any employee pension benefit plan (within the meaning of Section 3(2) of the Employee Retirement Income Security Act of 1974) of the Company or its subsidiaries, including a trust established pursuant to any such plan; or (iii) the individuals who were members of the Board as of the Effective Date (the "Incumbent Board") cease to constitute at least two-thirds (2/3) of the Board; provided, however, that any director appointed by at least two-thirds (2/3) of the then Incumbent Board or nominated by at least two-thirds (2/3) of the Nominating Committee of the Board (a majority of the members of the Nominating Committee shall be the then Incumbent Board or appointees thereof), other than any director appointed or nominated in connection with, or as a result of, a threatened or actual proxy or control contest, shall be deemed to constitute a member of the Incumbent Board.

                                   ARTICLE IX
                                      TRUST


SECTION 9.1 Trust. A trust to be known as the Allied Capital Corporation Deferred Compensation Trust (the "Trust") has been established by the execution of a Trust agreement with one or more Trustees and is intended to be maintained as a "grantor trust" under Code Section 677. The assets of the Trust will be held, invested and disposed of by the Trustee, in accordance with the terms of the Plan and the terms of the Trust, for the purpose of providing Plan Benefits for the Participants. Notwithstanding any provision of the Plan or the Trust to the contrary, the assets of the Trust shall at all times be subject to the claims of the Employer's general creditors in the event of insolvency or bankruptcy.

SECTION 9.2 Contributions and Expenses. The Employer, in its sole discretion, and from time to time, may make contributions to the Trust. All Plan Benefits under the Plan and expenses chargeable to the Plan, to the extent not paid directly by the Employer, shall be paid from the Trust.

SECTION 9.3 Trustee Duties. The powers, duties and responsibilities of the Trustee shall be as set forth in the Trust agreement and nothing contained in the Plan, either expressly or by implication, shall impose any additional powers, duties or responsibilities upon the Trustee.

SECTION 9.4 Reversion to the Employer. The Employer shall have no beneficial interest in the Trust and no part of the Trust shall ever revert or be repaid to the Employer, directly or indirectly,

                                    ARTICLE X
                            MISCELLANEOUS PROVISIONS


SECTION 10.1 Modification, Amendment, Discontinuance, and Termination. The Board retains the right to modify or amend the Plan at any time and from time to time and the right to discontinue or terminate the Plan at any time and from time to time; provided, however, that no modification, amendment, discontinuance or termination shall adversely affect the rights of Participants and Beneficiaries to receive amounts credited to the Accounts maintained on their behalf before such modification, amendment, discontinuance or termination. Notice of every such modification, amendment, discontinuance or termination shall be given in writing to each Participant and to each Beneficiary then entitled to Plan Benefits. In the case of termination of the Plan, any amounts credited to the Account of a Participant shall be distributed in full to such Participant (or Beneficiary, if the Participant is deceased) as soon as reasonably practicable following such termination.

SECTION 10.2 No Assignment. The Participant shall not have the power to pledge, transfer, assign, anticipate, mortgage or otherwise encumber or dispose of in advance any interest in amounts payable hereunder or any of the payments provided for herein, nor shall any interest in amounts payable hereunder or in any payments be subject to seizure for payments of any debts, judgments, alimony or separate maintenance, or be reached or transferred by operation of law in the event of bankruptcy, insolvency or otherwise, other than by will or the laws of intestacy.

SECTION 10.3 Successors and Assigns. The provisions of the Plan are binding upon and inure to the benefit of the Employer, its successors and assigns, and the Participant, his Beneficiaries, heirs, legal representatives and assigns.

SECTION 10.4 Governing Law. The Plan shall be subject to and construed in accordance with the laws of the State of Maryland to the extent not preempted by the provisions of ERISA.

SECTION 10.5 No Guarantee of Employment. Nothing contained in the Plan shall be construed as a contract of employment or deemed to give any Participant the right to be retained in the employ of an Employer or any equity or other interest in the assets, business or affairs of the Employer.

SECTION 10.6 Severability. If any provision of the Plan shall be held illegal or invalid for any reason, such illegality or invalidity shall not affect the remaining provisions of the Plan, but the Plan shall be construed and enforced as if such illegal or invalid provision had never been included herein.

SECTION 10.7 Notification of Addresses. Each Participant and each Beneficiary shall file with the Administrator, from time to time, in writing, the post office address of the

Participant, the post office address of each Beneficiary, and each change of post office address. Any communication, statement or notice addressed to the last post office address filed with the Administrator (or if no such address was filed with the Administrator, then to the last post office address of the Participant or Beneficiary as shown on the Employer's records) shall be binding on the Participant and each Beneficiary for all purposes of the Plan and neither the Administrator nor the Employer shall be obligated to search for or ascertain the whereabouts of any Participant or Beneficiary.

SECTION 10.8 Bonding. The Administrator and all agents and advisors employed by it shall not be required to be bonded, except as otherwise required by ERISA.

The undersigned, pursuant to the approval of the Board, does hereby execute the Allied Capital Corporation Non-Qualified Deferred Compensation Plan on this thirtieth day of January, 2004.


                                                    ALLIED CAPITAL CORPORATION


Attest: /s/ Eleanore Miniter                         By: /s/ Kelly Anderson
        -----------------------                          -----------------------
       (Signature)                                       (Signature)


       Eleanore Miniter                                     Kelly Anderson
______________________________                        __________________________
(Print Name)                                                  (Print Name)

                                   APPENDIX A
                      COMPANIES THAT HAVE ADOPTED THE PLAN

         1. Allied Capital Corporation
         2. A.C. Corporation